                                                                       EXHIBIT 5

                                  GARY M. SMITH
                                 ATTORNEY AT LAW
                                  P.O. BOX 5249
                              LOUISVILLE, KY 40205
                            TELEPHONE: (502) 454-4850

                                 August 17, 2000

Daugherty Resources, Inc.
120 Prosperous Place
Suite 201
Lexington, KY  40509

                                            Re: Form S-8 Registration Statement;
                                                Commission File No. 0-12185

Gentlemen:

           I have acted as counsel for Daugherty Resources, Inc. (the "Company") in connection with the registration by the Company of 148,225 shares of its common stock, without par value per share (the "Securities"), as contemplated by the Company's Registration Statement on Form S-8 filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

           In connection therewith, I have examined, among other things, the Memorandum and Articles of Association, as amended, of the Company, the corporate proceedings of the Company with respect to the issuance and registration of the Securities, the Registration Statement, certificates of public officials, statutes and other instruments and documents, as a basis for the opinions expressed herein.

           Based upon and subject to the foregoing, and upon such other matters as I have determined to be relevant, I am of the opinion that:

           1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia.

           2. All of the Securities, upon issuance and delivery thereof, will be validly issued, fully paid and nonassessable.

           I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Gary M. Smith
                                -----------------
                                  Gary M. Smith

                            DAUGHERTY RESOURCES, INC.
                DOCUMENTS CONSTITUTING A SECTION 10(a) PROSPECTUS
                  PURSUANT TO A FORM S-8 REGISTRATION STATEMENT

             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933

           In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Daugherty Resources, Inc. (the "Company") with the Securities and Exchange Commission, the following shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933:

            1.    General Plan Information.

                  (a) The Following letter agreements (the "Letter Agreements") between the Company and Norman T. Reynolds, Esq., Gary M. Smith, Esq., and Everett G. Titus III (the "Participants") with respect to the payment of fees and expenses and the shares of the Company's common stock, without par value per share (the "Securities"), and the price per share at which the Securities are to be issued to the Participant in payment of his fees and expenses is more fully described in Exhibit "A" attached hereto and incorporated herein by reference for all purposes:

             Name                    Fees and Expenses             Price per Share             Number of Shares
             ----                    -----------------             ---------------             ----------------

Gary M. Smith                             $17,069.75                     $1.25                      13,655
Everett G. Titus III                      $40,000.00                     $2.00                      20,000
Norman T. Reynolds                        $31,425.00                     $2.50                      12,570
                                          ----------                                                ------
Total                                     $88,494.75                                                46,225


                  (b) In addition to the Plan Participant described in Paragraph 1(a) above, various officers, directors and employees of the Company are also Plan Participants. Pursuant to resolutions passed by the Board of Directors of the Company, these persons have been granted bonuses to be payable in Securities of the Company, at a price per share equal to $1.25, in the following amounts:

                      Name of the Employee                     Number of Shares
                      --------------------                     ----------------
                      William S. Daugherty                            25,000
                      William G. Barr III                             25,000
                      D. Michael Wallen                               25,000
                      Charles L. Cotterell                             3,000
                      James K. Klyman                                  3,000
                      Clarence R. Smith                                5,000
                      Kathy Cornelison                                 2,500
                      Joseph M. Wallen                                 1,000

                      Elloise Gibson                                   1,000
                      Ronnie H. Meeks                                  2,500
                      Jerry S. Higgins                                 1,000
                      Donald L. Brown                                  2,500
                      Timothy B. Smith                                 1,500
                      Charles Cash                                     2,500
                      Garrett Killion                                    500
                      Rickey Smith                                       500
                      Johnny Jones                                       500
                                                         ----------------------
                      Total                                          102,000

                  (c) The Letter Agreement and the minutes containing the resolutions of the Board of Directors of the Company granting the bonuses to the employees described herein constitute and employee benefit plan as described in Rule 405 promulgated under the Securities Act of 1933 (the "Plan"). The Securities will be offered pursuant to the Plan.

                  (d) The general nature and purpose of the Plan is to allow for the payment of fees and bonuses due and owing by the Company to the Participants in the form of the Company's registered Securities. The Plan will terminate as soon after September 30, 2000 as the Securities called for in the Plan have been issued to the Participants, which date will not exceed September 30, 2000. It is not contemplated that the Plan will be subject to modification or extension.

                  (e) The Plan does not have any administrators. However, the participants may contact the Company at the address or telephone number described in Paragraph 11 below to obtain additional information about the Plan.

                  (f) The Plan is not subject to the Employee Retirement Income Security Act of 1974. All of the Participants are employees, consultants or advisors who have provided bona fide services to the Company, none of such services being in connection with the offer or sale of Securities of the Company in a capital-raising transaction.

            2. SECURITIES TO BE OFFERED. The Securities to be offered pursuant to the Plan are shares of the Company's common stock, without par value per share. The common stock of the Company has been registered under Section 12 of the Securities Exchange Act of 1934.

            3. EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN. Only the Participants described above may participate.


            4. PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED.

                  (a) Each Participant may participate in the Plan only for so long as it takes to file the Registration Statement and issue the Securities to the Participants as called for herein. Thereafter, no Participant shall have any further interest in the Plan. The only Securities to be purchased by a Participant are described herein or in a Participant's particular Letter Agreement. The purchase price per share of the Company's Securities for each of the Participants is as set forth above.

                  (b) Payment for the Securities to be purchased by any of the Participants pursuant to the Plan will be the extinguishments of any further liability by the Company to any such Participant with respect to the obligations described herein.

                  (c) There will be no reports delivered to the Participants as to the amounts and status of their accounts.

                  (d) The Securities will be issued to the Participants, who may sell the Securities in the open market. The Company will receive no fees or other compensation for the Securities other than the extinguishments of the debts to the Participants as described herein.

          5. RESALE RESTRICTIONS. There will be no restrictions on the resale of the Securities by the Participants.

          6. TAX EFFECTS OF PLAN PARTICIPATION. The receipt of the Securities by the Participants will be the receipt of ordinary income since the Securities will have been received by the Participants in exchange for services. Consequently, the Participants will be taxed currently for the value of the Securities pursuant to
               Section 61 of the Internal Revenue Code of 1986, as amended.

         7. INVESTMENT OF FUNDS. There is no provision under the Plan whereby the Participants may direct the investment of all or any part of the assets in the Plan.

         8. WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST: No Participant will be able to withdraw from, terminate, or assign its interest in the Plan.

         9. FORFEITURES AND PENALTIES: There is no event, which could, under the Plan result in forfeiture by, or a penalty held under the Plan.

         10. CHANGES AND DEDUCTIONS, AND LIENS THEREFORE. There are no changes and deductions that may be made against the Participants, the Securities, or assets of the Plan, or the creation of any lien on any funds, securities, or other property held under the Plan.

         11. INFORMATION CONTAINED IN THE REGISTRATION STATEMENT. The Company shall furnish to the Participants, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of the Registration Statement, all of such documents being incorporated by reference in this Section 10(a) Prospectus. The Company shall also furnish to the Participants, without charge, upon written or oral request, any other documents required to be delivered to employees of the

                        Company pursuant to Rule 428(b) promulgated under the Securities Act of 1933. Any such request should be directed to the Company at 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509, telephone (859) 263-3948, and telecopier (859) 263-4228.

                  12. INFORMATION CURRENTLY FURNISHED. Each Participant has been furnished with a copy of the Company's Form 10-KSB for the fiscal year ended December 31, 1999.

                  13. Information to be Furnished in the Future. The Company shall deliver to each Participant copies of all reports, proxy statements and other communications distributed to its security-holders generally, and such material shall be sent or delivered no later than the time that it is sent to security-holders of the Company.

                 Attachments:

                 Exhibit "A-1, A-2 and A-3 "- The Letter Agreements

                               NORMAN T. REYNOLDS
                                 ATTORNEY AT LAW
                             POST OFFICE BOX 131326
                            HOUSTON, TEXAS 77219-1326
                            TELEPHONE: (713) 752-4512
                           TELECOPIER: (713) 752-4221
                        E MAIL: NTREYNOLDS@COMPUSERVE.COM


                                 August 18, 2000

Mr. William S. Daugherty
Daugherty Petroleum, Inc
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509

         Re: Invoices of Norman T. Reynolds and Form S-8 Registration Statement

Dear Bill:

         As we discussed, I agree to take shares of the common stock of Daugherty Resources, Inc., in payment of all fees and expenses due and owing to me through August 17, 2000, which total $31,425.00, and which will be registered pursuant to Form S-8 Registration Statement. It is understood that the stock I will receive will be valued at $2.50 per share and, as a result, I will receive 12,570 shares. It is further understood that the Form S-8 Registration Statement will be filed immediately and that the shares of the stock will be issued immediately upon the effectiveness of the Registration Statement, and all other applicable laws and regulations.


                                Very truly yours,



                                /s/ Norman T. Reynolds
                                ----------------------
                                Norman T. Reynolds






                                   EXHIBIT A-1

                                  GARY M. SMITH
                                 ATTORNEY AT LAW
                                  P.O. BOX 5249
                              LOUISVILLE, KY 40205
                            TELEPHONE: (502) 454-4850

                                 August 17, 2000


Mr. William S. Daugherty
Daugherty Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509

Re:  Invoices of Gary M. Smith and Form S-8

Dear Bill:

As discussed, I agree to take shares of common stock of Daugherty Resources, Inc. in payment of fees and expenses due and owing to me for certain professional services rendered through August 15, 2000, in the amount of $17,069.75 and which will be registered pursuant to a Form S-8 Registration Statement. It is understood that the stock I will receive will be valued at $1.25 per share and, as a result, I will receive 13,655 shares. It is further understood that the Form S-8 Registration Statement will be filed immediately and that my shares will be issued upon the effectiveness of the Registration Statement, and all other applicable laws and regulations.


Very truly yours,



/s/Gary M. Smith
----------------
Gary M. Smith
Attorney at Law




                                   EXHIBIT A-2

TNC INCORPORATED
                                           32 Hogback Road - Pittstown, NJ 08867
                                Telephone: (908) 730-7882 -  Fax: (908) 730-8191
--------------------------------------------------------------------------------





July 18, 2000

Mr. William S. Daugherty
Daugherty Resources, Inc.
120 Prosperous Place
Suite 201
Lexington, KY  40509

                                   Re:      Engagement of TNC Incorporated

Dear Sirs:

       Representatives of TNC Incorporated ("TNC") and Daugherty Resources, Inc. (the "Company"), have discussed on a confidential basis, the Company's short-term and long-term financial and business objectives, and goals and needs (collectively, "Services") which TNC can provide to the Company. In general, the Company has requested that TNC assist the Company with respect to (i) potential acquisitions of oil and gas properties; and (ii) potential acquisitions of or mergers or joint ventures with other oil and gas companies.

       Accordingly, the purpose of this letter (this "Agreement") is to confirm and set forth the following terms and conditions under which TNC will render Services to the Company based on its understanding of the Company's current intentions and needs:

       1. ENGAGEMENT The Company will engage TNC as its non-exclusive advisor for the purpose of providing such services as the officers of the Company may reasonably request. For purposes hereof the term "Company" shall include any subsidiary or affiliate of the Company.

       2. Compensation Upon the signing of this Agreement, the Company agrees to assign to TNC as an initial advisory fee 20,000 shares of its common stock. Such initial financial advisory fee shall be credited as $40,000 (U.S.) against other fees earned by TNC hereunder. Additional fees shall be determined as follows:

       2.1 The amount payable to TNC as a transaction fee shall be determined on a case by case basis through agreement between the Company and TNC.

       2.2 The Company also agrees to reimburse TNC for it's our of pocket expenses, provided, however, that all such expenses in excess of $100.00 (U.S.) shall be approved by the Company prior to being incurred.

       3. INTRODUCTION TO IDENTIFIED PARTIES In connection with providing its services hereunder, TNC will contact and may introduce the Company to various individuals who may act independently or as a representative of a company or institution and who are (i) candidates for possible merger or acquisition by the Company; or (ii) possible sellers of oil and gas; (each an "Identified Party"). Before or within thirty (30) days after introduction of an Identified Party, TNC will send to the

Daugherty Resources, Inc.
July 18, 2000
Page 2

            Company a letter confirming the identification of such party to the Company at which time such party shall become an Identified Party, subject to the terms of this Agreement, and TNC shall be entitled to a fee calculated in accordance with paragraph 2 above with respect to any transaction entered into between the Company and such Identified Party within one (1) year of the termination of this Agreement.

      4. This engagement will commence as of August 1, 2000 and terminate on July 31, 2001, unless extended in writing by the parties hereto or earlier terminated by wither party hereto.

      5. EARLIER TERMINATION OF AGREEMENT The Services may be terminated with or without cause by the Company or TNC at any time, without liability or continuing obligation by either party to the other (other than as provided in paragraph 3 above or for any fees or other compensation earned and expenses incurred by TNC up to the date of any such termination.

      6. SUBSEQUENT AGREEMENT At the time the scope of TNC's Services become definitive with respect to a given project, the Company and TNC and the Company covering such given project. Neither the foregoing sentence nor any such additional agreement shall affect TNC's rights hereunder or the enforceability of this letter agreement.

      7. DISAVOWAL OF AGENCY In no event shall TNC or any of its principals or employees be deemed an agent or employee of the Company and shall not hold themselves our as such.

      8. CONFIDENTIAL Except as otherwise agreed to by the Company or as is required by law or is necessary to complete this engagement hereunder, TNC will keep confidential all information which is supplied by the Company and which has not previously entered the public domain, and will not use any such information for its own benefit except in connection with the matters undertaken pursuant to the terms of this engagement. At the termination of this agreement, upon the request of the Company, TNC shall return all information, and copies thereof, furnished by the Company.

      9. RELIANCE UPON INFORMATION TNC has and will rely without independent verification on all information supplied by the Company.

      10. INDEMNIFICATION The parties agree to indemnify and hold the other harmless against and from any and all losses, claims, damages or liabilities, joint or several, to which they may become subject in connection with the transactions referred to herein under any of the federal securities laws, under any other statute, at common law or otherwise, and to reimburse the other for any legal or other expenses (including the cost of any investigation and preparation) incurred and arising our of or in connection with any action or claim in connection therewith, whether or not resulting in any liability; provided, however, that neither party shall be liable in any such a case to the extent that any such loss, claim, damage or liability is found in a final judgment by a court to have resulted from the other party's gross negligence, willful misconduct or bad faith in performing such services. The indemnity agreement in this paragraph shall extend upon the same terms and conditions to the officers, directors, employees and agents of parties.

      11. GOVERNING LAW This Agreement and the engagement resulting herefrom shall be governed by and construed under the laws of the Commonwealth of Kentucky.

Daugherty Resources, Inc.
July 18, 2000
Page 3

      12. PAYMENT IN COMPANY'S STOCK TNC agrees to accept 20,000 shares of freely trading common stock in Daugherty Resources, Inc. in payment of the initial advisory fee setforth in paragraph 2 above. Daugherty Resources, Inc. will cause to be prepared and will file the required Form S-8 to accomplish the issuance of the common stock. The parties agree that the stock to be issued will be valued at $2.00 (U.S. per share).

      12.1. It is agreed that TNC's willingness in the future to accept freely trading stock of Daugherty Resources, Inc., in exchange for services to be rendered by TNC shall continue only for so long as there is a market being made in such stock and such stock can be readily sold on the open market. If no such market exists, then TNC shall be paid in cash for my services.

       If the foregoing meets with your approval, please sign and date a copy of this letter, and return to me. I understand that the agreement contained herein is subject to ratification by the Board of Directors of Daugherty Resources, Inc. Please notify me when such ratification has been obtained.

                                             Sincerely,
                                             TNC INCORPORATED


                                             By:  /s/ Everett G. Titus III
                                                  Everett G. Titus III
                                                  President

       The foregoing instrument is accepted and agreed to this the 18th day of July 2000.

                                             DAUGHERTY RESOURCES, INC.


                                             By:  /s/ William S. Daugherty
                                                  William S. Daugherty
                                                  President

                                                                       EXHIBIT 5

                                  GARY M. SMITH
                                 ATTORNEY AT LAW
                                  P.O. BOX 5249
                              LOUISVILLE, KY 40205
                            TELEPHONE: (502) 454-4850

                                 August 18, 2000

Daugherty Resources, Inc.
120 Prosperous Place
Suite 201
Lexington, Kentucky 40509

         Re: Form S-8 Registration Statement; Commission File No. 0-12185

Gentlemen:

         I have acted as counsel for Daugherty Resources, Inc. (the "Company") in connection with the registration by the Company of 148,225 shares of its common stock, without par value per share (the "Securities"), as contemplated by the Company's Registration Statement on Form S-8 filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

         In connection therewith, I have examined, among other things, the Memorandum and Articles of Association, as amended, of the Company, the corporate proceedings of the Company with respect to the issuance and registration of the Securities, the Registration Statement, certificates of public officials, statutes and other instruments and documents, as a basis for the opinions expressed herein.

         Based upon and subject to the foregoing, and upon such other matters as I have determined to be relevant, I am of the opinion that:

         1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia.

         2. All of the Securities, upon issuance and delivery thereof, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                                Very truly yours,


                                                /s/ Gary M. Smith
                                                -----------------
                                                Gary M. Smith
                                                Attorney at Law